EXHIBIT 23.1




               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2003 relating to the financial statements and financial statement schedule of Viacom Inc., which appears in Viacom Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.





/s/ PricewaterhouseCoopers LLP
---------------------------------
PricewaterhouseCoopers LLP


New York, New York
August 20, 2003